Contact:

Scott Tsujita
SVP Finance, Treasury & Investor Relations
Hypercom Corporation
Phone: 602.504.5161
Email: stsujita@hypercom.com

FOR IMMEDIATE RELEASE

Hypercom Creates Next-Generation Organization Structure

Annual Payroll And Related Costs Reduced By Over $15 Million;
Company Organization Aligned With Performance Objectives

PHOENIX, June 29, 2005 – Hypercom Corporation (NYSE: HYC) today announced the completion of an organization review designed to refocus the Company to compete more vigorously in its markets and to generate improved operating results. The new organization will result in a net reduction in personnel that is expected to be substantially completed by June 30, 2005.

These actions are expected to create annualized savings in excess of $15 million, through the elimination of the financial equivalent of approximately 20% of base payroll, benefits, perquisites, bonus and incentive compensation, as well as associated travel and related expenses. The annualized savings rate will be fully effective commencing with the fourth quarter of 2005.

“Our new organization is more customer-focused and streamlined, with the necessary resources and talent to win in the market today and tomorrow. Our review uncovered many organizational opportunities to eliminate positions, layers, overlaps and duplications that were not only costly, but got in the way of the nimbleness required to accelerate the growth of the Company,” said William Keiper, Chairman and Interim Chief Executive Officer. “We reported last quarter that we were in the process of a comprehensive business review of the Company’s market strategy, products, product development, life cycle management and customer and vendor relationships and related financial performance. This announcement represents only some of the decisions resulting from that continuing business review, with more actions expected to be taken during the third quarter of 2005.”

The Company’s actions announced today are expected to:

•	Eliminate 21 senior management positions globally with titles including Executive Vice President, Senior Vice President, Vice President and Regional President.

•	Eliminate over 25 employee annual pay packages in excess of $100,000 each.

•	Reduce global headcount by over 100. Consolidate the majority of its core software and applications development capability into its existing non-U.S. development facilities.

These organization changes are expected to result in one-time employee termination costs estimated to total $1.6 million, of which approximately $1.1 million are expected to be recorded in the Company’s financial statements in the second quarter of 2005 and $0.5 million in the third quarter of 2005.

About Hypercom (www.hypercom.com)

Widely recognized as the global payment technology innovator, Hypercom delivers complete card payment terminal, network access device, server and transaction networking solutions that help merchants and financial institutions generate revenues and increase profits. Hypercom’s card payment terminal, network and server solutions are leading the transformation of electronic payments in more than 100 countries. The company is headquartered in Phoenix, Arizona.

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Hypercom is a registered trademark of Hypercom Corporation. This press release includes statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to our planned payroll reductions and relocation of certain development activities, and include statements regarding the timing of these actions, the number of employee positions to be eliminated, the expected benefits and the related effect on our financial results, the amount of costs and charges to be incurred in connection with such actions, and the timing of our completion of our comprehensive business review. These forward-looking statements are based on management’s current expectations and beliefs and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, factors that could cause actual results to differ materially from those in forward-looking statements include the risk that the costs of the payroll reduction, the relocation of certain development activities and related matters may be greater than projected or may be recorded after the end of the second quarter of 2005; that the anticipated savings in operating expenses from these actions may be lower than projected; industry, competitive and technological changes; the loss of, and failure to replace any significant customers; the composition, timing and size of orders from and shipments to major customers; inventory obsolescence; market acceptance of new products and services; the performance of suppliers and subcontractors; risks associated with international operations and foreign currency fluctuations; the state of the U.S. and global economies in general and other risks detailed in our filings with the Securities and Exchange Commission , including the Company’s most recent 10-K, and subsequent 10-Qs and 8-Ks. Forward-looking statements speak only as of the date made and are not guarantees of future performance. We undertake no obligation to publicly update or revise any forward-looking statements. HYCF